ASSOCIATED ESTATES REALTY CORPORATION 4th QUARTER EARNINGS

For more information regarding the content	For Immediate Release
of this news release, please contact:

Michael Lawson	News Release No. 08-04
(216) 797-8798	Release Date: February 7, 2008

ASSOCIATED ESTATES REALTY CORPORATION REPORTS FOURTH QUARTER RESULTS

Same community NOI up 6.5 percent for the quarter

Company sets expectations for 2008

Cleveland, Ohio - February 7, 2008 - Associated Estates Realty Corporation (NYSE: AEC) today reported net income available to common shareholders of $1.1 million or $0.07 per common share (basic and diluted), for the fourth quarter ended December 31, 2007, compared with net income available to common shareholders of $12.1 million or $0.71 per common share (basic and diluted), for the fourth quarter ended December 31, 2006. The fourth quarter 2007 results included gains from property sales of approximately $0.24 per share and no defeasance costs. Fourth quarter 2006 results included gains from property sales of $0.94 per share and defeasance costs of approximately $0.05 per share.

Funds from operations (FFO) for the quarter were $0.39 per common share (basic and diluted), compared with $0.25 per common share (basic and diluted), for the fourth quarter ended December 31, 2006. FFO for the fourth quarter 2006, adjusted for defeasance costs of $948,000 or approximately $0.05 per share, was $0.30 per share (basic and diluted).

"Our exceptional operating performance in 2007 is directly attributable to the strength of AEC's apartment markets, the competitiveness of each of our properties and our hardworking employees," commented Jeffrey I. Friedman, Chairman, President and CEO.

A reconciliation of net income applicable to common shares to FFO is included in the table at the end of this press release and in the Company's supplemental financial information to be furnished with this earnings release to the Securities and Exchange Commission on Form 8K.

Total revenue for the quarter was $38.9 million compared with $34.4 million for the fourth quarter of 2006, an increase of 13.1 percent.

Same Community (Market-Rate) Portfolio Results

Revenues for the quarter from the Company's same community portfolio were up 3.7 percent, and total property operating expenses for the same community portfolio were flat for the period, resulting in a 6.5 percent increase in net operating income (NOI), compared with the fourth quarter of 2006. Physical occupancy was 94.4 percent at the end of the fourth quarter of 2007 compared with 94.8 percent at the end of the fourth quarter of 2006.  Average net rent collected per unit for the same community properties for the fourth quarter increased 3.2 percent to $810 per month, as compared with $785 per month average net rent collected for the fourth quarter of 2006.  Net rent collected per unit for the Company's same community Midwest portfolio grew 3.8 percent, while net rent collected per unit for the Company's same community properties in the Mid-Atlantic/Southeast markets grew by 1.4 percent.

ASSOCIATED ESTATES REALTY CORPORATION 4th QUARTER EARNINGS

Additional quarterly financial information, including performance by region for the Company's portfolio, is included in the Company's supplemental fact booklet, which is available on the "Investor Relations" section of the Company's web site at www.aecrealty.com, or by clicking on the following link: http://ir.aecrealty.com/results.cfm.

Year to Date Performance

For the twelve months ended December 31, 2007, net income applicable to common shares was $5.1 million or $0.30 per share compared to net income applicable to common shares of $22.0 million or $1.29 per share for the period ended December 31, 2006. The results for the twelve month period ended December 31, 2007 include gains from property sales of $1.24 per share as compared to gains from property sales of $3.18 per share for the twelve months ended December 31, 2006. Additionally, the results for 2007 include defeasance and prepayment costs and preferred stock repurchase costs of approximately $0.26 per share as compared to defeasance and prepayment costs of approximately $0.91 per share included in calendar year 2006 results.

Funds from operations for the twelve months ended December 31, 2007 were $1.05 per share and include defeasance and/or prepayment costs of $4.2 million, or approximately $0.25 per share associated with the repayment of $62.9 million in debt and $172,000, or approximately $0.01 per share, of costs associated with the repurchase of 111,500 depositary shares of the Company's Class B Preferred Shares. Excluding these costs, FFO for the period ended December 31, 2007 would have been $1.31 per share. Also, included in the Company's twelve month results was a contribution of $1.6 million or approximately $0.09 per common share related to the settlement of a lawsuit pertaining to the collection of passed due rents from the Company's affordable portfolio.

NOI for the twelve month period ended December 31, 2007 for the Company's same community portfolio was up 5.3 percent compared with 2006. The increase in 2007 NOI was driven by a 4.3 percent increase in revenue, net of a 3.1 percent increase in total property operating expenses.

Stock Repurchase

During the year, the Company repurchased 1,021,200 shares of the Company's common stock for $13.6 million, at an average price of $13.30 per share. At the end of the year, $5.9 million remained available under the previously board authorized $50.0 million stock repurchase program.

2007 Acquisitions and Dispositions

In 2007, the Company purchased one property and acquired its joint venture partners' 51% interest in another property for a total of $91.3 million. In 2007, the Company sold three properties for a total of $49.0 million. Net sales proceeds were primarily used to pay down debt, repurchase our common shares and fund capital improvement programs.

ASSOCIATED ESTATES REALTY CORPORATION 4th QUARTER EARNINGS

2008 Outlook

The Company said its current FFO expectations for the year 2008 are in the range of $1.18 to $1.22 per share, excluding defeasance and other prepayment costs. Assumptions relating to the Company's earnings guidance can be found on page 25 of the fourth quarter, 2007 supplemental fact booklet on the Company's website at www.aecrealty.com.

For its same community, market-rate portfolio, the Company expects revenue growth in 2008 to be in the range of 3.0 to 3.3 percent, with expense growth of between 2.5 and 2.9 percent, resulting in growth in NOI in the range of 3.3 to 3.7 percent.

The Company anticipates the disposition of approximately $100 million of properties and the acquisition of approximately $100 million of properties in 2008.

Conference Call

A conference call to discuss the results will be held today, Thursday, February 7, at 2:00 p.m. (ET). To participate in the call:

Via Telephone: The dial in number is 800-860-2442, and the pass code is "Estates."

Via the Internet (listen only):  Access the Company's website at www.aecrealty.com. Please log on at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. Select the "Register for AEC's Conference Call" link on the left hand side of the page and follow the brief instructions to register for the event. The webcast will be archived through February 21, 2008.

Company Profile

Associated Estates Realty Corporation is a real estate investment trust ("REIT"), headquartered in Richmond Heights, Ohio, a suburb of Cleveland.  The Company directly or indirectly owns, manages or is a joint venture partner in 67 multifamily properties containing a total of 15,066 units located in nine states.  For more information about the Company, please visit its website at: www.aecrealty.com.

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FFO and FFO as adjusted are non-Generally Accepted Accounting Principle (GAAP) measures. The Company generally considers FFO and FFO as adjusted to be a useful measures for reviewing the comparative operating and financial performance of the Company because FFO and FFO as adjusted can help one compare the operating performance of a company's real estate between periods or as compared to different REITs. A reconciliation of net income applicable to common shares to FFO and FFO as adjusted are included in the table at the end of this press release and in the Company's supplemental financial information to be furnished with this earnings release to the Securities and Exchange Commission on Form 8K.

ASSOCIATED ESTATES REALTY CORPORATION 4th QUARTER EARNINGS

Safe Harbor Statement

This news release contains forward-looking statements based on current judgments and knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to vary from those projected, including but not limited to, expectations regarding the Company's 2008 performance, which are based on certain assumptions.  Accordingly, readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this news release.  These forward-looking statements are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  The words "expects," "projects," "believes," "plans," "anticipates," and similar expressions are intended to identify forward-looking statements.  Investors are cautioned that the Company's forward-looking statements involve risks and uncertainty, that could cause actual results to differ from estimates or projections contained in these forward-looking statements, including without limitation the following: changes in the economic climate in the markets in which the Company owns and manages properties, including interest rates, the ability of the Company to consummate the sale of properties pursuant to its current plan, the overall level of economic activity, the availability of consumer credit and mortgage financing, unemployment rates and other factors; the ability of the Company to refinance debt on favorable terms at maturity; the ability of the Company to defease or prepay debt pursuant to its current plan; risks of a lessening of demand for the multifamily units owned or managed by the Company; competition from other available multifamily units and changes in market rental rates; increases in property and liability insurance costs; unanticipated increases in real estate taxes and other operating expenses (e.g., cleaning, utilities, repair and maintenance costs, insurance and administrative costs, security, landscaping, staffing and other general costs); weather conditions that adversely affect operating expenses; expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, and real estate tax valuation reassessments or millage rate increases; inability of the Company to control operating expenses or achieve increases in revenue; the results of litigation filed or to be filed against the Company; changes in tax legislation; risks of personal injury claims and property damage related to mold claims because of diminished insurance coverage; catastrophic property damage losses that are not covered by the Company's insurance; risks associated with property acquisitions such as environmental liabilities, among others; changes in government regulations affecting properties, the rents of which are subsidized and certain aspects of which are regulated by the United States Department of Housing and Urban Development ("HUD") and other properties owned by the Company; inability to renew current contracts with HUD for rent subsidized properties at existing rents; changes in or termination of contracts relating to third party management and advisory business; risks related to the Company's joint ventures; risks related to the perception of residents and prospective residents as to the attractiveness, convenience and safety of the Company's properties or the neighborhoods in which they are located; and the Company's ability to acquire properties at prices consistent with our investment criteria.

ASSOCIATED ESTATES REALTY CORPORATION 4th QUARTER EARNINGS

		ASSOCIATED ESTATES REALTY CORPORATION
		Financial Highlights
		(in thousands, except per share data)
		Three Months Ended		Twelve Months Ended
		December 31,		December 31,
		2007	2006	2007	2006

Total revenue		$38,947	$34,438	$151,356	$137,693
Net income		2,307	13,353	10,165	27,021
Net income applicable to common shares (1)		1,106	12,092	5,069	21,975

Add:	Depreciation - real estate assets	8,233	7,819	31,363	31,205
	Depreciation - real estate assets - joint ventures	24	241	529	962
	Amortization of joint venture deferred costs	-	9	17	34
	Amortization of intangible assets	753	28	1,545	847
Less:	Gain on disposition of properties	(3,821)	(15,972)	(20,864)	(54,093)
Funds from Operations (FFO) (2)		6,295	4,217	17,659	930

Funds from Operations (FFO) as adjusted (3)		6,295	5,165	22,055	16,453

Add:	Depreciation - other assets	336	318	1,255	1,337
	Depreciation - other assets - joint ventures	1	41	82	181
	Amortization of deferred financing fees	318	243	1,128	1,035
	Amortization of deferred financing fees - joint ventures	-	12	24	48

Less:	Recurring fixed asset additions	(2,149)	(1,746)	(8,819)	(7,008)
	Recurring fixed asset additions - joint ventures	(173)	(21)	(199)	(140)
Funds available for distribution (FAD) (4)		$4,628	$4,012	$15,526	$11,906

Per share
Net income applicable to common shares - basic and diluted (1)		$0.07	$0.71	$0.30	$1.29
Funds from Operations - basic and diluted (2)		$0.39	$0.25	$1.05	$0.06
Funds from Operations as adjusted - basic and diluted (3)		$0.39	$0.30	$1.31	$0.97
Dividends per share		$0.17	$0.17	$0.68	$0.68
Weighted average shares outstanding - basic and diluted (3)		16,153	17,043	16,871	17,023

ASSOCIATED ESTATES REALTY CORPORATION 4th QUARTER EARNINGS

(1)	After dividends and original costs associated with the preferred share repurchase of $1,201, $1,261, $5,096 and $5,046, equivalent to $0.07, $0.07, $0.30, and $0.30 per common share, respectively.

(2)

The Company defines FFO as the inclusion of all operating results, both recurring and non-recurring, except those results defined as "extraordinary items" under generally accepted accounting principles (GAAP), adjusted for depreciation on real estate assets and amortization of intangible assets and gains and losses from the disposition of properties and land. Adjustments for joint ventures are calculated to reflect FFO on the same basis. FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flow as a measure of liquidity. The Company generally considers FFO to be a useful measure for reviewing the comparative operating and financial performance of the Company because FFO can help one compare the operating performance of a company's real estate between periods or as compared to different REITs. It should be noted, however, that certain other real estate companies may define FFO in a different manner.

(3)

The Company defines FFO as adjusted as FFO, as defined above, plus the add back of defeasance and other prepayment costs of $4,224 for the twelve months ended December 31, 2007, and $948 and $15,523 for the quarter and twelve months ended December 31, 2006, respectively.  In accordance with GAAP, these prepayment costs are included as interest expense in the Company's Consolidated Statement of Operations.  Also added back for the twelve months ended December 31, 2007, is $172 of original issuance costs associated with the repurchase of 111,500 depositary shares of the Series B Preferred Shares that had been reclassified in accordance with GAAP.  The Company is providing this calculation as an alternative FFO calculation as it considers it a more appropriate measure of comparing the operating performance of a company's real estate between periods or as compared to different REITs.

(4)

The Company defines FAD as FFO as adjusted plus depreciation other and amortization of deferred financing fees less recurring fixed asset additions. Fixed asset additions exclude development, investment, revenue enhancing and non-recurring capital additions. Adjustments for joint ventures are calculated to reflect FAD on the same basis. The Company considers FAD to be an appropriate supplemental measure of the performance of an equity REIT because, like FFO and FFO as adjusted, it captures real estate performance by excluding gains or losses from the disposition of properties and land and depreciation on real estate assets and amortization of intangible assets. Unlike FFO and FFO as adjusted, FAD also reflects that recurring capital expenditures are necessary to maintain the associated real estate.

The full text and supplemental schedules of this press release are available on AEC's website at www.aecrealty.com. To receive a copy of the results by mail or fax, please contact Investor Relations at 1-800-440-2372. For more information, access the Investor Relations section of www.aecrealty.com.

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